Exhibit 10.43

PROMISSORY NOTE

$4,300,000.00
January 27, 2010
New York, New York

FOR VALUE RECEIVED, RIVERBEND CROSSINGS III HOLDINGS LLC, a Pennsylvania limited liability company having its principal office and mailing address at c/o Griffin Land & Nurseries, Inc., 204 West Newberry Road, Bloomfield, Connecticut 06002 (the "Borrower"), hereby promises to pay to the order of NEWALLIANCE BANK, a Connecticut banking corporation (the "Bank"), at its offices at 195 Church Street, New Haven, Connecticut 06510, or such other place as Bank shall designate in writing from time to time, the principal sum of Four Million Three Hundred Thousand and 00/100 ($4,300,000.00) (the "Loan") in United States Dollars, together with interest thereon at the fixed rate of six and one-half percent (6.50%) (the "Interest Rate") from the date hereof until the Maturity Date (defined below).  Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Note on the basis of a three hundred sixty (360) day year, provided that interest shall be due for the actual number of days elapsed during the period for which interest is being charged.

1.   PAYMENT OF PRINCIPAL AND INTEREST.  Interest from the date hereof through January 31, 2010 shall be due and payable on the date hereof.  Commencing on the first day of March, 2010, and continuing to, but not including the Maturity Date, principal and interest at the Interest Rate shall be due and payable on the first day of each month in equal monthly installments of $29,281.67, based on a 25 year amortization schedule.  If not sooner paid, the entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder, shall be due and payable on January 28, 2020 (the "Maturity Date").

2.   APPLICATION OF PAYMENTS.  Except as otherwise specified herein, each payment or prepayment, if any, made under this Promissory Note (the "Note") shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Bank may elect from time to time in its sole discretion.

3.   TENDER OF PAYMENT.  All payments on this Note are payable on or before the due date thereof, at the office of Bank specified above and shall be credited on the date the funds become available lawful money of the United States. All sums payable to Bank that are due on a day on which Bank is not open for business shall be paid on the next succeeding business day and such extended time shall be included in the computation of interest.

4.   LATE CHARGE.  In the event that any installment of principal or interest required to be made by Borrower under this Note shall not be received by Bank within five (5) business days after its due date, Borrower shall pay to Bank, on demand, a late charge of five percent (5%) of such delinquent payment.  The foregoing right is in addition to, and not in limitation of, any other rights which Bank may have upon Borrower's failure to make timely payment of any amount due hereunder.

5.   PREPAYMENT.  The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time, upon payment of the following prepayment premium:  (a) five percent (5%) of the amount being prepaid, if prepaid prior to the first (1st) anniversary of the date hereof, or (b) four and one-half percent (4.5%) of the amount being prepaid if prepaid on or after the first (1st) anniversary of the date hereof and prior to the second (2nd) anniversary of the date hereof, or (c) four percent (4.0%) of the amount being prepaid, if prepaid on or after the second (2nd) anniversary of the date hereof and prior to the third (3rd) anniversary of the date hereof, or (d) three and one-half percent (3.5%) of the amount being prepaid, if prepaid on or after the third (3rd) anniversary of the date hereof and prior to the fourth (4th) anniversary of the date hereof; (e) three percent (3%) of the amount being prepaid, if prepaid on or after the fourth (4th) anniversary of the date hereof and prior to the fifth (5th) anniversary of the date hereof (f) two and one-half percent (2.5%) of the amount being prepaid if prepaid on or after the fifth (5th) anniversary of the date hereof and prior to the sixth (6th) anniversary of the date hereof; or (g) two percent (2%) of the amount being prepaid, if prepaid on or after the sixth (6th) anniversary of the date hereof and prior to the seventh (7th) anniversary of the date hereof, or (h) one and one-half percent (1.5%) of the amount being prepaid, if prepaid on or after the seventh (7th) anniversary of the date hereof and prior to the eighth (8th) anniversary of the date hereof, or (i) one percent (1%) of the amount being prepaid, if prepaid on or after the eighth (8th) anniversary of the date hereof and prior to the ninth (9th) anniversary of the date hereof, or (j) one-half of one percent (0.5%) of the amount being prepaid, if prepaid on or after the ninth (9th) anniversary of the date hereof, provided that no prepayment premium shall be due during the last ninety (90) days of the Loan term.  Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder.

6.   SECURITY FOR THE NOTE.

6.1. This Note is executed and delivered in accordance with a commercial transaction.  As security for the payment of the monies owing under this Note, Borrower has delivered or has caused to be delivered to Bank the following (each a "Loan Document"; and collectively with this Note, and any other guaranty, document, certificate or instrument executed by Borrower or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof, the "Loan Documents"): a Mortgage and Security Agreement (the "Mortgage") on certain real property, and the improvements situated thereon, located at 871 Nestle Way in the Town of Breinigsville, County of Lehigh, Commonwealth of Pennsylvania, as more fully described in the Mortgage (the "Property"); a Collateral Assignment of Leases and Rentals affecting the Property; a Security Agreement relating to personal property located at and/or relating to the Property; an Environmental Compliance And Indemnity Agreement; and an Assignment of Contracts, Warranties, Permits and Approvals.

6.2. Borrower hereby grants to Bank a continuing security interest in all property of Borrower, now or hereafter in the possession of Bank, as security for the payment of this Note and any other liabilities of Borrower to Bank, which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder.

6.3. Notwithstanding any other provision of this Note or other Loan Documents to the contrary, the execution of this Note shall impose no personal liability on the Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successors or assigns of any of the foregoing (the "Exculpated Parties") for payment of the indebtedness evidenced hereby or secured by the Mortgage.  Bank shall look only to the Property and to the rents, issues and profits thereof, and other collateral identified in the Mortgage and the other Loan Documents, and upon an Event of a Default will not seek any deficiency or personal judgment against Borrower or any of the Exculpated Parties, except such judgment or decree as may be necessary to foreclose and bar Borrower's interests in the Property. Notwithstanding the foregoing, the Borrower shall remain personally liable for all expenses, damages, losses and costs  (including, without limitation, reasonable attorney’s fees) incurred by Bank in connection with:

(i)	fraud or gross negligence on behalf of or by Borrower in connection with Borrower’s application for or obtaining the Loan or in the performance of Borrower’s obligations thereunder;

(ii)	obtaining and using insurance loss or condemnation proceeds other than as provided for in the Mortgage;

(iii)	misappropriation of rents or security deposits from the Property while an Event of Default is continuing;

(iv)	intentional physical waste of the Property on behalf of or by Borrower;

(v)	Borrower’s breach of the warranties, covenants and representations made under the Environmental Compliance And Indemnity Agreement between Borrower and Bank of even date herewith; and

(vi)	failure to pay any taxes, assessments or other charges with respect to the Property.

7.   DEFAULT RATE.  From and after the Maturity Date or from and after the occurrence of an Event of Default hereunder until such Event of Default is cured, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Bank's option, bear interest at a default rate of three percent (3%) per annum above the interest rate then in effect as set forth herein (the "Default Rate"), or the highest permissible rate under applicable usury law, whichever is less.  Such default rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Bank pursuant to any judgments entered in favor of Bank with respect to this Note.

8.   COVENANTS.

8.1. Operating Accounts.  Borrower, or an affiliate of Borrower, shall maintain a business checking account at Bank.  Bank will deposit the Loan proceeds into said account and Borrower shall deposit all rents and other income received from the Property monthly into said account.  Borrower shall also deposit all tenant security deposits in an account or accounts at Bank.

8.2. Financial Statements; Compliance Certificate.

8.2.1. Borrower shall furnish to Bank the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied:

(a) Not later than one hundred twenty (120) days after the end of each fiscal year, financial information of Borrower including, without limitation, an operating statement, a cash flow statement and a balance sheet and any other information reasonably requested by Bank, prepared by Borrower's chief financial officer or if Borrower has no such officer, the chief financial officer of Borrower's manager.

(b) Such other information respecting the operations of Borrower and/or the Property as Bank may from time to time reasonably request.

8.2.2. Borrower shall furnish to Bank, with financial information described herein, a compliance certificate signed by Borrower's manager certifying that: (i) all representations and warranties of Borrower set forth in this Note or any other Loan Document remain true and correct as of the date of such compliance certificate; (ii) none of the covenants of Borrower contained in this Note or any other Loan Document has been breached; and (iii) to its knowledge, no event has occurred which constitutes an Event of Default (or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) under this Note or any other Loan Document.  In addition, Borrower shall promptly notify Bank of the occurrence of any default, Event of Default, adverse litigation or material adverse change in its financial condition.

8.3. Indemnification.

8.3.1. Borrower hereby indemnifies and agrees to defend and hold harmless Bank, its officers, employees and agents, from and against any and all losses, damages, or liabilities and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, arising out of, or in any way connected with the Loan

Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the negligence or willful misconduct of any of the indemnified parties) including, without limitation: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Bank in connection with the Property; (ii) losses, damages (including consequential damages), expenses or liabilities sustained by Bank in connection with any environmental inspection, monitoring, sampling or cleanup of the Property required or mandated by any applicable environmental law; (iii) any untrue statement of a material fact contained in information submitted to Bank by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (iv) the failure of Borrower to perform any obligations herein required to be performed by Borrower; and (v) the ownership, construction, occupancy, operation, use or maintenance of the Property.

8.3.2. In case any action shall be brought against Bank, its officers, employees or agents, in respect to which indemnity may be sought against Borrower, Bank or such other party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement.  Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's sole cost and expense.  Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and hold harmless Bank from and against any loss or liability by reason of such settlement or judgment.

9.   EVENTS OF DEFAULT.  Each of the following shall constitute an event of default hereunder (an "Event of Default"):  (a) the failure of Borrower to pay any amount of principal or interest hereunder when due and payable; or (b) the occurrence of any other default in any term, covenant or condition hereunder and the failure to cure such default within thirty (30) days after notice thereof from Bank, provided that if such cure cannot reasonably be effectuated within said thirty (30) day period, Borrower shall have such additional time as is reasonably necessary to cure such default so long as Borrower has commenced such cure within said thirty (30) day period and is diligently pursuing such cure; or (c) or any Event of Default under the Mortgage or any other Loan Document.

10.   REMEDIES.  If an Event of Default exists, Bank may exercise any right, power or remedy permitted by law or as set forth herein or in the Mortgage or any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by the Mortgage or any other Loan Document, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

11.   MISCELLANEOUS.

11.1. Disclosure of Financial Information.  Bank is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Bank and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Bank to Borrower.  The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

11.2. Integration.  This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

11.3. Attorneys' Fees and Expenses.  If Bank retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Note, or for examination of matters subject to Bank's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Bank shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby.

11.4. No Implied Waiver.  Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein.  A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event.  After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Bank of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Bank and Borrower.

11.5. Waiver.  Borrower waives demand, notice (except to the extent expressly required herein), presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note.  Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Bank with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution.  Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower's liability hereunder.  The liability of Borrower shall not be affected by the failure of Bank to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral.  The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

11.6. No Usurious Amounts.  Anything herein contained to the contrary notwithstanding, Borrower does not agree and shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law.  If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance.  Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

11.7. Partial Invalidity.  The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable.  In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

11.8. Binding Effect.  The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Bank, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Bank.

11.9. Modifications.  This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

11.10. Jurisdiction.  Borrower irrevocably appoints its manager as its attorney upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Connecticut by service of process on any such manager; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower.  Borrower agrees not to assert any defense to any action or proceeding initiated by Bank based upon improper venue or inconvenient forum.

11.11. Notices.  All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Mortgage.  Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery.  A party may change its address by giving written notice to the other party as specified herein.

11.12. Governing Law.  This Note shall be governed by and construed in accordance with the substantive laws of the State of Connecticut without reference to conflict of laws principles.

11.13. Joint and Several Liability.  If Borrower consists of more than one person or entity, the word "Borrower" shall mean each of them and their liability shall be joint and several.

11.14. Continuing Enforcement.  If, after receipt of any payment of all or any part of this Note, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to, the full amount so surrendered.  The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Bank may have taken in reliance upon its receipt of such payment.  Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

11.15. Waiver of Jury Trial.  BORROWER AND BANK AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.  BANK AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT BANK WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

11.16. Prejudgment Remedy Waiver.  MAKER AND EACH ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON LIABLE OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

BORROWER:

RIVERBEND CROSSINGS III HOLDINGS LLC

By:	Riverbend Lehigh Valley Holdings I LLC
Its Sole Member

By:	Griffin Land & Nurseries, Inc.
Its Sole Member

By:	/s/Michael Gamzon

Name:	Michael Gamzon
Title:	Vice President